UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 6, 2003

NEXTEL PARTNERS, INC.

(Exact Name Of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4500 Carillon Point

Kirkland, Washington 98033

(425) 576-3600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 5. Other Events

On June 6, 2003, Nextel Partners, Inc. (the “Company”) issued a press release announcing that the initial purchasers of $150 million of its 1½% Convertible Senior Notes due 2008 have elected to exercise their overallotment option to purchase an additional $25 million principal amount of such notes.  With this sale, gross proceeds from the offering will total $175 million.  This transaction is expected to close on June 11, 2003 and is subject to standard closing conditions.  As previously announced, Nextel Partners intends to use the net proceeds of the offering for general corporate purposes, including potential opportunistic purchases of currently outstanding debt obligations.  A copy of the Company’s press release issued June 6, 2003 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The securities described in this Form 8-K have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.  This Form 8-K does not constitute an offer to sell these securities nor is it a solicitation of an offer to purchase these securities.  The statements in this Form 8-K regarding future aspects relating to the offering and other statements which are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, market and competitive conditions, that may cause actual future experience and results to differ materially from the statements made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: June 6, 2003	By:	/s/ JOHN CHAPPLE
John Chapple
Chief Executive Officer and President